Exhibit 10.2

PLACEMENT AGENCY AGREEMENT

August 24, 2025

Cantor Fitzgerald & Co

110 East 59th Street

New York, NY 10022

Ladies and Gentlemen:

Introduction. Subject to the terms and conditions herein (this “Agreement”), DeFi Development Corp., a Delaware corporation, including its present and future subsidiaries and affiliates (the “Company”), hereby agrees to sell up to an aggregate of $124,999,943.79 of securities of the Company, including, but not limited to, shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) and/or pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock (the “Pre-Funded Warrant Shares” and together with the Shares and the Pre-Funded Warrants, the “Securities”) directly to various investors (each, an “Investor” and, collectively, the “Investors”) through Cantor Fitzgerald & Co, as placement agent (the “Placement Agent”). The documents executed and delivered by the Company and the Investors in connection with the Offering (as defined below), including, without limitation, this Agreement, one or more subscription agreements (collectively, the “Purchase Agreements”) and the Pre-Funded Warrants, shall be collectively referred to herein as the “Transaction Documents.” The purchase price to the Investors for each Share is $12.50 (the “Share Purchase Price”), the purchase price for each Pre-Funded Warrant is the Share Purchase Price less $0.00001 per Pre-Funded Warrant and the exercise price to the Investors for each share of Common Stock issuable upon the exercise of the Pre-Funded Warrants is $0.00001 per share. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering.

The Company hereby confirms its agreement with the Placement Agent as follows:

Section 1.
Agreement to Act as Placement Agent.

(a)
On the basis of the representations, warranties and agreements of the Company contained in the Transaction Documents, and subject to all the terms and conditions of this Agreement, the Placement Agent shall act as the exclusive placement agent in connection with the offering and sale by the Company of the Securities, with the terms of such offering (the “Offering”) to be subject to market conditions and negotiations between the Company, the Placement Agent and the prospective Investors. The Placement Agent will act on a reasonable best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Securities, or any portion thereof, in the prospective Offering. The Placement Agent shall consult with the Company regarding the conduct of the Offering, including the timing, manner, and terms of the Offering. The Company shall be entitled to rely upon any written instructions, notices, or other communications provided by the Placement Agent with respect to matters requiring the consent or direction of the Placement Agent under this Agreement. Under no circumstances will the Placement Agent or any of its Affiliates (as defined below) be obligated to underwrite or purchase any of the Securities for its own account or otherwise provide any financing. The Placement Agent shall act solely as the Company’s agent and not as principals. The Placement Agent shall have no authority to bind the Company with respect to any prospective offer to purchase Securities and the Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at one or more closings (each a “Closing” and the date on which each Closing occurs, a “Closing Date”). As compensation for services rendered, on each Closing Date, the Company shall pay to the Placement Agent, or their designees, the fees and expenses set forth below:

(i)
A non-refundable cash fee equal to (i) 6.0% of the aggregate maximum gross proceeds received by the Company from the sale of the Securities at such Closing up to and including $200,000,000.00, plus (ii) 4.0% of the aggregate maximum gross proceeds received by the Company (collectively, the “Gross Proceeds”) from the sale of the Securities at such Closing in excess of $200,000,000.00; however, such cash fee shall exclude any Gross Proceeds received by the Company from the sale of the Securities at such Closing to the Solana Foundation and Maven11.

(ii)
The Placement Agent shall receive no less than 100% of the total cash fees; and the Placement Agent shall be entitled to deduct or be paid such cash fee directly from the Gross Proceeds at such Closing via “funds flow”.

(iii)
Whether or not a Closing occurs, the Company agrees to reimburse the Placement Agent’s reasonable and documented out-of-pocket and legal expenses (the “Reimbursable Expenses”), without limitation of Section 7 hereof, in an aggregate amount not to exceed $200,000.00 without the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). If a Closing occurs, the such Reimbursable Expenses shall be payable, immediately upon such Closing, to the Placement Agent and its legal counsel directly from the Gross Proceeds via “funds flow”. In the event a Closing does not occur, the Company shall directly pay such Reimbursable Expenses to the Placement Agent and its counsel, in each case, promptly upon presentation of an invoice; and such legal counsel shall be a third-party beneficiary of the expense reimbursement obligations set forth herein.

(b)
The term of the Placement Agent’s exclusive engagement will continue until the completion of the Offering and the Placement Agent’s receipt of the cash fee described in Section 1(a)(i); provided, however, that the Placement Agent’s engagement hereunder may be terminated (i) at any time by the Placement Agent or (b) by the Company, on or after the date that is three months from the date this Agreement, in each case, only by prior written notice thereof to the other party. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the indemnification provisions will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under FINRA Rule 5110(f)(2)(D)(i), will survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

Section 2.
Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Placement Agent as of the date hereof, and as of each Closing Date, as follows:

(a)
The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

(b)
This Agreement has been duly authorized, validly executed and delivered by the Company and, assuming that this Agreement constitutes the valid and binding obligation of Placement Agent, is the valid and binding obligation of the Company, is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

(c)
The execution, delivery and performance of this Agreement (including compliance by the Company with all of the provisions hereof) and the consummation of the certain other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the legal authority of the Company to enter into and timely perform its obligations under this Agreement (a “Material Adverse Effect”), (ii)

result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Material Adverse Effect.

(d)
The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other Person in connection with execution, delivery and performance by the Company of this Agreement, other than (i) filings with the Securities and Exchange Commission (the “Commission”), (ii) filings required by applicable state securities laws, (iii) those required by The Nasdaq Stock Market LLC (the “Trading Market”, and (iv) the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e)
Other than payments to be made to the Placement Agent pursuant to this Agreement, no brokerage or finder’s fees or commissions are or will be payable by the Company or any of its subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Purchase Agreements.

Section 3.
Delivery and Payment. Each Closing shall occur at the offices of DLA Piper LLP (US), 1251 Avenue of the Americas, 27th Floor, New York, NY 10020, counsel to the Placement Agent (or at such other place as shall be agreed upon by the Placement Agent and the Company, including via electronic transmission of Closing documentation). Subject to the terms and conditions hereof, at each Closing payment of the purchase price for the Securities sold on such Closing Date shall be made by Federal Funds wire transfer against delivery of such Securities, and such Securities shall be registered in such name or names and shall be in such denominations, as the Placement Agent may request at least one business day before the time of purchase (as defined below).

Deliveries of the documents with respect to the purchase of the Securities, if any, shall be made at the offices of the Placement Agent’s counsel or via electronic transmission of Closing documentation. All actions taken at a Closing shall be deemed to have occurred simultaneously.

Section 4.
Covenants and Agreements of the Company. The Company further covenants and agrees with the Placement Agent as follows:

(a)
Securities Laws Disclosure; Publicity. The Company shall (a) by 9:00 a.m. (New York City time) on the first (1st) Business Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this Agreement, “Business Day” means any day that, in New York, New York, is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close.

(b)
Blue Sky Compliance. In any jurisdiction in which an exemption from registration or qualification is not available, the Company will cooperate with the Placement Agent and the Investors in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agent and the Investors may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request for distribution of the Securities. The Company will advise the Placement Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(c)
Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for the Common Stock.

(d)
Additional Documents. The Company will enter into any subscription, purchase or other customary agreements, including the Purchase Agreements, as the Placement Agent or the Investors deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Company, the Placement Agent and the Investors. Such agreements shall contain customary representations, warranties, covenants, indemnification provisions and closing conditions, and the Company shall perform and comply with each of its covenants and other obligations set forth in any such agreements. The Company agrees that (x) the Placement Agent may be entitled to (i) rely upon, and is a third party beneficiary of, the representations and warranties, and applicable covenants, set forth in any such purchase, subscription or other agreement with Investors in the Offering and (ii) rely upon any opinions delivered to the Investors in connection with the Offering; and (y) the Company shall not allow any provision in any such purchase, subscription or other agreement reflecting the foregoing to be modified without the Placement Agent’s prior written consent, which the Placement Agent may withhold in its sole discretion.

(e)
Periodic Reporting Obligations. Until such date that no Investors hold any Securities, the Company shall duly file, on a timely basis, with the Commission and the Trading Market all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(f)
No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(g)
Acknowledgment. The Company acknowledges that any advice given by the Placement Agent to the Company is solely for the benefit and use of the Board of Directors and executive officers of the Company and may not be used, reproduced, disseminated, quoted or referred to, without the Placement Agent’s prior written consent.

(h)
Announcement of Offering. The Company acknowledges and agrees that the Placement Agent may, subsequent to the Closing, make public its involvement with the Offering.

(i)
Reliance on Others. The Company confirms that it will rely on its own counsel and accountants for legal and accounting advice.

(j)
Research Matters. By entering into this Agreement, the Placement Agent does not provide any promise, either explicitly or implicitly, of favorable or continued research coverage of the Company and the Company hereby acknowledges and agrees that the Placement Agent’s selection as a placement agent for the Offering was in no way conditioned, explicitly or implicitly, on the Placement Agent providing favorable or any research coverage of the Company. In accordance with FINRA Rule 2711(e), the parties acknowledge and agree that the Placement Agent has not directly or indirectly offered favorable research, a specific rating or a specific price target, or threatened to change research, a rating or a price target, to the Company or inducement for the receipt of business or compensation.

(k)
Rule 506. The Company shall not issue the Securities pursuant to Rule 506 of Regulation D promulgated under the Securities Act without (i) providing written notice to the Placement Agent that it intends to do so (which written notice must be provided at least five business days prior to commencement of marketing of the Offering) and (ii) receiving the Placement Agent’s written consent to do so.

Section 5.
Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in the Transaction Documents, in each case as of the date hereof and as of each Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a)
Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the other Transaction Documents, and the sale and delivery of the Securities, shall have been completed or resolved in a manner reasonably satisfactory to the Placement Agent’s counsel, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsel to pass upon the matters referred to in this Section 5.

(b)
No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to each Closing Date, in the Placement Agent’s sole judgment after consultation with the Company, there shall not have occurred any Material Adverse Effect or any material adverse change or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the SEC Reports (as defined herein) (“Material Adverse Change”).

(c)
Opinion of Counsel for the Company. The Placement Agent shall have received on each Closing Date the favorable opinion of legal counsel to the Company, dated as of such Closing Date, addressed to the Placement Agent and in form and substance reasonably satisfactory to the Placement Agent.

(d)
Officers’ Certificate. The Placement Agent shall have received on each Closing Date a certificate of the Company, dated as of such Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and the Placement Agent shall be satisfied that, the signers of such certificate have reviewed this Agreement and to the further effect that:

(i)
The representations and warranties of the Company in the Transaction Documents are true and correct, as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii)
No order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States; and

(iii)
Subsequent to the respective dates as of which information is given in each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by the Company with the Commission prior to the date of this Agreement (the “SEC Reports”), there has not been: (a) any Material Adverse Change; (b) any transaction that is material to the Company and its subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, incurred by the Company or any of its subsidiaries, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants) or increase in the outstanding indebtedness of the Company or any of its subsidiaries; (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries which has been sustained or will have been sustained which has a Material Adverse Effect.

(e)
Stock Exchange Listing. The Common Stock shall be registered under the Exchange Act and shall be listed on the Trading Market, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market, nor shall the Company have received any information suggesting that the Commission or the Trading Market is contemplating terminating such registration or listing (other than as disclosed in the Purchase Agreements or the SEC Reports).

(f)
Additional Documents. On or before each Closing Date, the Placement Agent and the Placement Agent’s counsel shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to a Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6

(Payment of Expenses), Section 7 (Indemnification and Contribution) and Section 8 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

Section 6.
Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Securities (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Common Stock; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) the fees and expenses associated with including the Shares and/or Pre-Funded Warrant Shares on the Trading Market; and (vi) all costs and expenses incident to the travel and accommodation of the Company’s and the Placement Agent’s employees on the “roadshow,” if any.

Section 7.
Indemnification and Contribution.

(a)
The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates and each person controlling the Placement Agent (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of the Placement Agent, its affiliates and each such controlling person (the Placement Agent, and each such entity or person, an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of one counsel for all Indemnified Persons, except as otherwise expressly provided herein) (collectively, the “Expenses”) as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any subsidiary of the Company or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), whether or not any Indemnified Person is a party thereto, as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by or to be performed on the part of the Company under the Transaction Documents or (ii) any action instituted against any Indemnified Person in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Indemnified Person, with respect to any of the transactions contemplated by the Transaction Documents; provided, however, that, in the case of clause (ii) only, the Company shall not be responsible for any Liabilities or Expenses of any Indemnified Person that are finally judicially determined to have resulted solely from such Indemnified Person’s (x) gross negligence or willful misconduct in connection with any of the advice, actions, inactions or services referred to above or (y) use of any offering materials or information concerning the Company in connection with the offer or sale of the Securities in the Offering which were not authorized for such use by the Company and which use constitutes gross negligence or willful misconduct. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person’s rights under this Agreement.

(b)
Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise to such Indemnified Person, except to the extent the Company shall have been prejudiced by such failure. The Company shall, if requested by the Placement Agent, assume the defense of any such Action including the employment of counsel reasonably satisfactory to the Placement Agent, which counsel may also be counsel to the Company. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such Action (including any impeded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised in the reasonable opinion of counsel that there is an actual conflict of interest that prevents the counsel selected by the Company from representing both the Company (or another client of such counsel) and any Indemnified Person; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel for all Indemnified Persons in connection with any Action or related Actions, in addition to any local counsel. The Company shall not be liable for any settlement of any Action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Placement Agent (which shall not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such Action for which indemnification or contribution may be sought hereunder. The indemnification required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

(c)
In the event that the foregoing indemnity is unavailable to an Indemnified Person other than in accordance with this Agreement, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Placement Agent and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Placement Agent and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by the Placement Agent pursuant to this Agreement and in no event shall the Placement Agent be required to contribute more than the amount of cash fees (net of all actual expenses) actually received by the Placement Agent in connection with the Offering. For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Placement Agent on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid to or received or contemplated to be received by the Company in the transaction or transactions that are within the scope of this Agreement, whether or not any such transaction is consummated, bears to (b) the fees paid to the Placement Agent under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act, as amended, shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

(d)
The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions except for Liabilities (and related Expenses) of the Company that are finally judicially determined to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

(e)
The reimbursement, indemnity and contribution obligations of the Company set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person’s services under or in connection with, this Agreement.

Section 8.
Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Placement Agent set forth in or made pursuant to this Agreement or the other Transaction Documents will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement. A successor to the Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 9.
Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, e-mailed or telecopied and confirmed to the parties hereto as follows:

If to the Placement Agent to the address set forth below:

Cantor Fitzgerald & Co

110 East 59th Street

New York, New York 10022

Attention: Global Head of Investment Banking and General Counsel

Email:

With a copy to:

DLA Piper LLP (US)

1251 Avenue of the Americas, 27th Floor

New York, New York 10020

Attention: Stephen P. Alicanti, Esq.

Email:

If to the Company:

DeFi Development Corp.

6401 Congress Avenue, Suite 250

Boca Raton, Florida 33487

Email:

Attention: Joseph Onorati

With a copy to:

Perkins Coie LLP

1201 Third Avenue, Suite 4900

Seattle, Washington 98101

E-mail:

Attention: Allison C. Handy, Esq.; Christopher Wassman, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 10.
Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 hereof, and to their respective successors, and personal representative, and no other person will have any right or obligation hereunder.

Section 11.
Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 12.
Governing Law Provisions. This Agreement shall be deemed to have been made and delivered in New York City and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of the Placement Agent and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Placement Agent and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Placement Agent mailed by certified mail to the Placement Agent’s address shall be deemed in every respect effective service process upon the Placement Agent, in any such suit, action or proceeding. Notwithstanding any provision of this Agreement to the contrary, the Company agrees that neither the Placement Agent nor its affiliates, and the officers, directors, employees, agents and representatives of the Placement Agent, their affiliates and each other person, if any, controlling the Placement Agent or any of its affiliates, shall have any liability (including, without limitation, liability for any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs expenses or disbursements) whether direct or indirect, in contract or tort or otherwise to the Company, or to any person claiming through the Company, for or in connection with the engagement and transactions described herein except to the extent any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the bad faith, gross negligence or willful misconduct of the Placement Agent. In no event shall the Placement Agent be liable hereunder for nay amounts in excess of the fees previously received by the Placement Agent pursuant to this Agreement. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 13.
General Provisions.

(a)
This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. Notwithstanding anything herein to the contrary, the engagement letter, dated as of August 21, 2025, by and between the Company and Cantor Fitzgerald & Co (the “Engagement Letter”), shall continue to be effective and the terms therein shall continue to survive and be enforceable by the Placement Agent in accordance with its terms, provided that, in the event of a conflict between the terms of the Engagement Letter and this Agreement, the terms of this Agreement shall prevail. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b)
The Company hereby acknowledges and agrees that, in addition to the representations, warranties, covenants, and agreements set forth in this Agreement, the representations, warranties, covenants, and agreements made by the Company in the Purchase Agreements, including all schedules and exhibits thereto, are hereby incorporated by reference into this Agreement and shall be deemed to have been made to, and may be relied upon by, the Placement Agent as if fully set forth herein as a third party beneficiary.

(c)
The Company acknowledges that in connection with the offering of the Securities: (i) the Placement Agent has acted at arm’s length, are not agents of, and owe no fiduciary duties to the Company or any other person, (ii) the Placement Agent owes the Company only those duties and obligations set forth in this Agreement and (iii) the Placement Agent may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agent arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

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If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

DEFI DEVELOPMENT CORP.

By: /s/ Joseph Onorati
Name: Joseph Onorati
Title: Chief Executive Office

The foregoing Placement Agency Agreement is hereby confirmed and accepted as of the date first above written.

Cantor Fitzgerald & Co.

By: /s/ Beau Bohm
Name: Beau Bohm
Title: Managing Director